UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Overland Trail, P.O. Box 766, Casper, Wyoming		82602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3072379330

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 4, 2008, Double Eagle Petroleum Co. (the "Company") announced the appointment of Aubrey Harper, age 57, to the position of Vice President, Eastern Washakie Midstream LLC, effective April 15, 2008. Mr. Harper has over 30 years experience in the installation, development, commercialization and operations of pipeline, gathering, transmission and distribution systems. For the past 8 months, Mr. Harper has been serving as a consultant on the Company's Catalina drilling program . Prior to joining Double Eagle, Mr. Harper worked for Willbros Midstream Services, a petroleum engineering and solutions company, since 2002 serving in various capacities including General Manager.

The Company anticipates that employment compensation terms for Mr. Harper will be finalized within the next several weeks.

Item 7.01 Regulation FD Disclosure.

Effective April 2, 2008, the Company terminated its "at will" employment arrangement with Stephen Hollis. Mr. Hollis remains a member of the Board of Directors of the Company.

On April 2, 2008, the Company issued a press release entitled "Double Eagle Petroleum Co. Reports Record Sales Volumes at Catalina Unit". The press release is attached as Exhibit 99.1 hereto. Also on April 4, 2008, the Company issued a press release entitled "Double Eagle Petroleum Co. Appoints Aubrey Harper as Vice President of Midstream Subsidiary". The press release is attached as Exhibit 99.2 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release dated April 2, 2008
99.2 Press Release dated April 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

April 4, 2008	By:	/s/ Kurtis S. Hooley

Name: Kurtis S. Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated April 2, 2008
99.2	Press Release Dated April 4, 2008